Exhibit 99.1

Worksport Announces 132% Gross Profit Growth from April to June; June 2026 Marks Strongest Month in Company History

Net sales increase 46%, while gross profit materially outpaces top-line growth, Company materially closer to cash-flow breakeven.

West Seneca, New York, July 22, 2026 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, today reported preliminary and unaudited monthly financial performance demonstrating a meaningful improvement in the quality of its revenue growth. From April through June 2026, net sales increased approximately 46%, while gross profit increased approximately 132%, reflecting substantial gross-margin expansion and increasing gross-profit contribution from the Company’s growing sales base.

Preliminary gross profit increased from approximately $310,000 in April to $720,000 in June, while net sales increased from approximately $1.43 million to $2.08 million. The Company has achieved a sustainable gross-margin running rate above 35% and expects to maintain or increase from this level.

Preliminary Monthly Financial Highlights

●	June net sales of approximately $2.08 million, up approximately 46% from April and 21% from May
●	June gross profit of approximately $720,000, up approximately 132% from April and 15% from May
●	Gross margin run rate now stable above 35% compared to 26% in Q1 2026.
●	Monthly gross profit increased by approximately $410,000 between April and June

Preliminary and unaudited	April 2026	May 2026	June 2026	April-to-June Growth
Net sales	$1.43 million	$1.73 million	$2.08 million	46%
Gross profit	$0.31 million	$0.63 million	$0.72 million	132%

Gross Profit Growth Materially Outpaces Net Sales

Worksport’s preliminary monthly results demonstrate that the Company is generating substantially more gross profit as its sales base expands, alongside growing product adoption.

Between April and June, monthly net sales increased by approximately $650,000, while monthly gross profit increased by approximately $410,000. This performance reflects both continued top-line growth and a significant improvement in the amount of gross profit generated from each dollar of revenue.

June also demonstrated continued momentum from May. Net sales increased approximately 35% month over month, while gross profit increased approximately 9%, with gross profit continuing to outpace top-line growth.

The Company believes the combination of higher sales, improving gross margins and gross profit growing materially faster than revenue represents continued progress in the underlying economics of its business. The Company believes that a continuation of this trend will steer the Company into operational cash flow positivity, and then profitability, in the near-term.

“These preliminary results demonstrate that Worksport’s growth is becoming increasingly productive,” said Steven Rossi, Chief Executive Officer of Worksport. “From April to June, net sales increased approximately 46%, while gross profit increased approximately 132%. The business generated more sales, but more importantly, it generated substantially more gross profit from that growing revenue base.”

“Our gross margin has improved by almost 1000 BPS from Q1 2026, even as monthly sales continued to expand. This is the type of operating progression we have been working toward: stronger sales, improving margins and gross profit growth that materially outpaces the top line. We believe the growth will only continue”

“Our focus remains on sustaining this momentum, continuing to scale our automotive business and converting our expanding gross-profit base into continued progress toward operational cash-flow positivity.”

Strengthening Financial Contribution

Worksport believes this improvement in financial condition strengthens the value of continued revenue growth and positions the Company to generate greater financial contribution as it scales its existing automotive product portfolio and advances its broader product and commercialization strategy.

The Company expects to provide complete financial results for the second quarter of 2026 in its applicable filing with the U.S. Securities and Exchange Commission by about August 11, 2026.

The figures contained in this release are preliminary and unaudited, have not been reviewed by the Company’s independent registered public accounting firm and remain subject to quarter-end accounting procedures and potential adjustments. Actual results may differ from the preliminary figures presented herein.

Worksport

NASDAQ: WKSP

Q2 2026 MOMENTUM

June 2026 marked Worksport's strongest month in company history

Preliminary monthly performance • April through June 2026

APR–JUN GROWTH	APR–JUN GROWTH	CURRENT RUN RATE
+46%	+132%	35%+
NET SALES	GROSS PROFIT	GROSS MARGIN
$1.43M → $2.08M	$310K → $720K	vs. 26% in Q1 2026

MONTHLY PERFORMANCE

Net sales and gross profit increased through June

Net sales · Gross profit

$2.0M
$1.5M
$1.0M
$0.5M
$0
$1.43M
$310K
$1.73M
$630K
$2.08M
$720K
APR
2026
MAY
2026
JUN
2026

Gross profit growth was nearly 3× net sales growth.

Preliminary and unaudited. April-to-June comparison. Figures rounded.

WORKSPORT LTD. | NASDAQ: WKSP

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Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 ext. 128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; (iv) competition from other producers of similar products; and (v) with respect to any potential additional financing transactions, there can be no assurance that any such transactions will be consummated, and any such transactions would be subject to, among other things, market conditions, available shelf registration capacity, applicable regulatory requirements (including Nasdaq listing rules), negotiation and execution of definitive documentation on mutually acceptable terms, and approval by the Company’s Board of Directors. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.